EXHIBIT 23.1


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          We consent to the incorporation by reference in this registration statement (relating to the registration of 52,108 shares of common stock, $0.01 par value per share, of Eagle BancGroup, Inc. (the "Company")) of our report dated January 17, 1997, with respect to the consolidated financial statements of Eagle BancGroup, Inc. included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                   /s/  ERNST & YOUNG LLP



February 2, 1998